UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE FIRST OF LONG ISLAND CORPORATION

10 GLEN HEAD ROAD

GLEN HEAD, NEW YORK 11545

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2016

___________________________________________________

March 15, 2016

To the Stockholders of

The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at THE CARLTUN, EISENHOWER PARK, 1899 HEMPSTEAD TURNPIKE, EAST MEADOW, NEW YORK, on Tuesday, April 19, 2016, at 3:30 P.M. local time for the following purposes:

(1)	To elect five directors to hold office for a two year term and until their successors are duly elected and qualified;

(2)	To conduct a non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers;

(3)	To approve The First of Long Island Corporation 2016 Cash Incentive Plan;

(4)	To ratify the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2016; and

(5)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 23, 2016 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Sallyanne K. Ballweg
Senior Executive Vice President and Secretary

IMPORTANT -- PLEASE VOTE YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS	1
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS	1
VOTING PROCEDURES AND METHODS OF COUNTING VOTES	3
PROPOSAL 1 - ELECTION OF DIRECTORS	3
BUSINESS EXPERIENCE OF DIRECTORS	4
QUALIFICATIONS OF DIRECTORS	4
BOARD LEADERSHIP STRUCTURE	6
BOARD’S ROLE IN RISK OVERSIGHT	6
MEETINGS OF THE BOARD OF DIRECTORS	7
BOARD COMMITTEES AND MEETINGS	7
BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS	9
SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS	9
COMPENSATION OF DIRECTORS	10
MANAGEMENT	11
PROPOSAL 2 – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAME EXECUTIVE OFFICERS	12
PROPOSAL 3 – APPROVAL OF THE FIRST OF LONG ISLAND CORPORATION 2016 CASH INCENTIVE PLAN	12
COMPENSATION COMMITTEE REPORT	14
COMPENSATION DISCUSSION AND ANALYSIS	15
COMPENSATION OF EXECUTIVE OFFICERS	20
COMPENSATION PURSUANT TO PLANS	21
EQUITY COMPENSATION PLAN INFORMATION	22
PENSION BENEFITS	24
NONQUALIFIED DEFERRED COMPENSATION	25
EMPLOYMENT CONTRACTS	25
POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	26
TRANSACTIONS WITH MANAGEMENT AND OTHERS	26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
AUDIT COMMITTEE REPORT	28
OTHER MATTERS	29
STOCKHOLDER PROPOSALS	29
INTERNET AVAILABILITY OF PROXY MATERIALS	29
ANNUAL REPORTS TO STOCKHOLDERS	29
APPENDIX A – THE FIRST OF LONG ISLAND CORPORATION 2016 CASH INCENTIVE PLAN	A-1

THE FIRST OF LONG ISLAND CORPORATION

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (“Board”) of The First of Long Island Corporation (“Corporation” or “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York on April 19, 2016. The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 15, 2016.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation, or voted electronically, will be voted at the meeting in accordance with the instructions provided. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the meeting. Each proxy granted may be revoked at any time prior to its exercise by written notice filed with the secretary of the Corporation, by the submission of a later dated and executed proxy or by notice given during the meeting by the stockholder to the presiding officer of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum for the transaction of business. Any meeting (whether or not a quorum is present) may be adjourned to a subsequent date, provided notice of the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally scheduled.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein. Only stockholders of record at the close of business on February 23, 2016 are entitled to notice of and to vote at the meeting.

As of February 23, 2016, there were issued 14,198,999 shares of the Common Stock, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of February 23, 2016 are identified in the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	960,485 shares (1)	6.76%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	852,939 shares (2)	6.01%

Canarick Family Holdings LLC, Debra L. Canarick McCalla and Susan D. Canarick c/o Pollio Law Group LLC 1461 Franklin Avenue Garden City, NY 11530	722,069 shares (3)	5.09%

(1)	Based on a Schedule 13G filed on February 11, 2016, which indicates that Basswood Capital Management, L.L.C. has shared voting and dispositive power with respect to these shares.

(2)	Based on a Schedule 13G filed on January 26, 2016, which indicates that BlackRock, Inc. has sole voting power with respect to 831,840 shares and sole dispositive power with respect to 852,939 shares.

(3)

Based on a Schedule 13G filed on February 16, 2016, which indicates that Canarick Family Holdings LLC has shared voting and dispositive power with respect to 710,910 shares, Debra L. Canarick McCalla has sole voting and dispositive power with respect to 5,734 shares and Susan D. Canarick has sole voting and dispositive power with respect to 5,425 shares.

Following is information with respect to the beneficial ownership of the Corporation's Common Stock as of February 23, 2016, by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table” (“named executive officers” or “NEOs”), and by directors and all executive officers of the Corporation as a group.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Allen E. Busching	35,790	(1)	.25%
($.10 par value)	Paul T. Canarick	60,511	(2)	.43%
	Alexander L. Cover	24,009	(3)	.17%
	Howard Thomas Hogan, Jr.	137,923	(4)	.97%
	John T. Lane	18,092	(5)	.13%
	J. Douglas Maxwell, Jr.	69,711	(6)	.49%
	Stephen V. Murphy	29,145	(7)	.21%
	Peter Quick	2,000.01%
	Milbrey Rennie Taylor	20,194	(8)	.14%
	Walter C. Teagle III	114,447	(9)	.80%
	Eric J. Tveter	3,000.02%
	Michael N. Vittorio	77,544	(10)	.55%
	Sallyanne K. Ballweg	37,782	(11)	.27%
	Mark D. Curtis	56,990	(12)	.40%
	Richard Kick	93,774	(13)	.66%
	Donald L. Manfredonia	99,324	(14)	.70%
	Directors and Executive Officers as a group (18 persons)	891,001	(15)	6.18%

(1)

Including 8,256 shares in the name of Claire C. Busching, Mr. Busching’s wife, and 8,233 shares that can be acquired by the exercise of stock options. Mr. Busching is retiring concurrent with the 2016 Annual Meeting.

(2)	Including 4,181 shares that can be acquired by the exercise of stock options.

(3)	Including 750 shares in the name of Rose Mary Cover, Mr. Cover’s wife; and 11,200 shares that can be acquired by the exercise of stock options.

(4)

Including 1,364 shares in the name of Judy Hogan, Mr. Hogan’s wife; 31,113 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan; 2,082 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust; and 12,826 shares that can be acquired by the exercise of stock options.

(5)	Including 2,610 shares that can be acquired by the exercise of stock options.

(6)	Including 12,826 shares that can be acquired by the exercise of stock options. Mr. Maxwell is retiring concurrent with the 2016 Annual Meeting.

(7)	Including 5,245 shares that can be acquired by the exercise of stock options.

(8)	Including 6,745 shares that can be acquired by the exercise of stock options.

(9)

Including 1,011 shares in the name of Janet D. Teagle, Mr. Teagle's wife; 4,066 shares each (totaling 12,198 shares) in the names of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle’s children; and 25,649 shares that can be acquired by the exercise of stock options.

(10)	Including 16,749 shares that can be acquired by the exercise of stock options.

(11)	Including 5,052 shares that can be acquired by the exercise of stock options.

(12)	Including 1,381 and 1,007 shares in the names of Mr. Curtis’ children, Heather and Eric Curtis, respectively; and 23,349 shares that can be acquired by the exercise of stock options.

(13)	Including 35,269 shares that can be acquired by the exercise of stock options.

(14)	Including 41,574 shares that can be acquired by the exercise of stock options.

(15)	Including 212,991 shares that can be acquired by the exercise of stock options. Includes beneficial ownership of retiring directors Busching and Maxwell.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

As to Proposal 1 regarding the election of directors, the proxy card being provided by the Board enables a stockholder to vote “For” the election of the five nominees proposed by the Board or to “Withhold Authority” to vote for the nominees being proposed. As discussed under Proposal 1, cumulative voting applies to the election of directors. Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

As to Proposals 2, 3 and 4, a stockholder may: (1) vote “For” the item, (2) vote “Against” the item, or (3) “Abstain” from voting on the item. In order to approve Proposals 2, 3 and 4, each proposal must receive the affirmative vote of a majority of the shares voting on each matter at the annual meeting without regard to either shares as to which the “Abstain” box is marked or broker non-votes.

Proxies solicited hereby will be returned to the Corporation, tabulated by the Corporation’s registrar and transfer agent and reviewed by the inspectors of election designated by the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of twelve members. Upon the retirement of directors Busching and Maxwell concurrent with the 2016 Annual Meeting of Stockholders and upon the expiration of their current term, the Board of Directors of the Corporation will consist of ten members. The Board has nominated Paul T. Canarick, Alexander L. Cover, Stephen V. Murphy and Eric J. Tveter as the Class II directors for re-election and Peter Quick for election as a Class II director. Each Board member and nominee, with the exception of Michael N. Vittorio, who serves as President and Chief Executive Officer (“CEO”) of the Corporation and its wholly owned bank subsidiary, The First National Bank of Long Island (“Bank”), is independent as defined in the Nasdaq Rules.

The Board is divided into two classes, Class I and Class II. The following table sets forth the present composition of the Board excluding retiring directors.

Name	Class	Expiration of Term

Howard Thomas Hogan, Jr.	I	2017
John T. Lane	I	2017
Milbrey Rennie Taylor	I	2017
Walter C. Teagle III	I	2017
Michael N. Vittorio	I	2017
Paul T. Canarick	II	2016
Alexander L. Cover	II	2016
Stephen V. Murphy	II	2016
Peter Quick	II	2016
Eric J. Tveter	II	2016

As to the election of directors, each stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his or her shares or by evenly distributing such votes on the same principle among any number of candidates. Cumulative voting can affect the election of directors if there are more nominees for director than positions to be filled. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the nominees listed, and if authority for any nominee or nominees is withheld, the votes will be distributed among the remaining candidates in the discretion of the Board.

It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon and, in the absence of contrary indication, for the re-election of Directors Canarick, Cover, Murphy and Tveter and the election of Director Quick. Each of the Class II directors will hold office until the 2018 Annual Meeting of Stockholders or until his successor is elected and qualified. If at the time of the 2016 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event that the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

The following table sets forth a brief description of the business experience during the past five years of each of the nominees and Board members continuing in office. It also indicates any other directorships held during the past five years in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 (“Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. The year set forth for each director is the year in which the person named became a director of the Corporation and the Bank with the exception of Mr. Hogan, who became a director of the Corporation upon its formation in 1984.

BUSINESS EXPERIENCE OF DIRECTORS

Name	Principal Occupations and Other Directorships for Last 5 Years	Director Since

Paul T. Canarick (Age 59)	President and Principal, Paul Todd, Inc. (Construction Company)	1992
Alexander L. Cover (Age 72)	Business and Management Consultant (Private Practice); Retired Partner of Ernst & Young LLP	2003
Howard Thomas Hogan, Jr. (Age 71)	Hogan & Hogan (Attorney, Private Practice)	1978
John T. Lane (Age 73)	Retired JP Morgan & Co. Executive	2007
Stephen V. Murphy (Age 70)	President, S.V. Murphy & Co. (Financial Advisory Services); Director, Man FRM Alternative Multi-Strategy Fund LLC; UST Global Private Markets Fund, LLC; Excelsior Venture Partners III, LLC; Excelsior Private Markets Fund II, LLC; Excelsior Private Markets Fund III, LLC; NB Crossroads Private Markets Fund IV, LLC	2005
Peter Quick (Age 60)	Retired President of the American Stock Exchange; Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke & Quick Partners LLC, a broker dealer; Director, Medicure; Gain Capital	2015
Milbrey Rennie Taylor (Age 69)	Retired Executive Producer of CBS News	2008
Walter C. Teagle III (Age 66)	Chairman of the Board, The First of Long Island Corporation and The First National Bank of Long Island; President and Owner, Teagle Management, Inc. (Private Investment Firm); Managing General Partner, Gulo Capital Partners L.P. (Private Investment Partnership); Chairman and Director, The Teagle Foundation, Inc. (Private Foundation)	1996
Eric J. Tveter (Age 57)	Chief Executive Officer, Central Europe Group, Liberty Global plc; formerly: Chief Executive Officer, Austria/Switzerland Region Liberty Global plc; Chief Executive Officer, upc cablecom GmbH of Switzerland and Director, Open TV	2013
Michael N. Vittorio (Age 63)	President and Chief Executive Officer, The First of Long Island Corporation and The First National Bank of Long Island	2003

QUALIFICATIONS OF DIRECTORS

Diversity. The Governance and Nominating Committee believes that the Board as a whole should adequately reflect the diversity of the Company’s constituencies and the communities in which the Company conducts business. Although the Committee considers diversity in identifying nominees for director, it does not have a formal policy in this regard. The Committee has a broad view of diversity, and conceptualizes it to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity, as well as race, gender, national origin and other characteristics.

Specific Core Competencies. In addition to general qualifications and the consideration of diversity, the Governance and Nominating Committee has developed a Skill Sets Matrix that sets forth the specific core competencies it believes one or more Board members should possess. The matrix is used to evaluate the collective skills of the existing board and identify the skills that the Committee should seek when filling a Board vacancy or increasing the size of the Board. The Governance and Nominating Committee recognizes that some Board members may possess many of the core competencies, while others will possess only a few, but that each Board member should have particular strength with respect to at least one. The identified core competencies, which are subject to change from time to time, include, but are not limited to: corporate governance, publicly held companies, banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, real estate, marketing and public relations, operations, information technology and communications, legal, board experience and experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission.

With respect to each of the Corporation’s directors, the narrative that follows sets forth the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director in light of the Company’s business and structure and the general qualifications and core competencies identified and deemed desirable by the Governance and Nominating Committee.

Paul T. Canarick - Mr. Canarick joined the Board in 1992, is a member of the Governance and Nominating, Loan and Asset Liability Committees. Mr. Canarick is President and Principal of Paul Todd, Inc., a privately held construction company. Mr. Canarick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, real estate, operations and board experience.

Alexander L. Cover - Mr. Cover joined the Board in 2003 and is Chairman of the Audit Committee and a member of the Governance and Nominating and Asset Liability Committees. He is currently a business and management consultant in private practice and, among other things, assists privately held companies with developing business plans. Previously he was Partner In Charge of the financial institutions practice of the Long Island office of Ernst & Young LLP. At Ernst & Young, Mr. Cover’s experience also included, among other things, serving as review partner on both SEC and non-SEC engagements. Mr. Cover has also been a director of a number of not-for-profit entities. Mr. Cover’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, publicly held companies, banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, legal and board experience.

Howard Thomas Hogan, Jr., Esq. - Mr. Hogan joined the Board in 1978 and is a member of the Loan and Governance and Nominating Committees. Mr. Hogan is currently an attorney in private practice, with an emphasis on real estate. He currently serves and has served as a director of numerous not-for-profit and community organizations. His experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, real estate, legal and board experience.

John T. Lane - Mr. Lane joined the Board in 2007 and is Chairman of the Asset Liability Committee and a member of the Loan Committee. He is currently a director of Winthrop University Hospital and Health Care Trustees of New York State. Mr. Lane’s previous experience includes Managing Director of J.P. Morgan & Co. During his twenty-six year career with J.P. Morgan, Mr. Lane served in leadership positions in Corporate Finance, Private Clients, Credit and Investor Services. Mr. Lane also served as a member of J.P. Morgan’s Credit Policy Committee, Chairman of J.P. Morgan Florida, and Director of J.P. Morgan California, Morgan Shareholder Services and Morgan Futures. Aside from J.P. Morgan, Mr. Lane has served as a director of a number of publicly and privately held companies and not-for-profit entities. Mr. Lane’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, publicly held companies, banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, operations and board experience.

Stephen V. Murphy - Mr. Murphy joined the Board in 2005 and is Chairman of the Loan Committee and a member of the Compensation and Asset Liability Committees. He is currently President of S.V. Murphy & Co., a financial advisory firm. He also serves as a director of several registered investment companies. Mr. Murphy’s experience includes Merrill Lynch Capital Markets, where he was Managing Director in the Investment Banking Department in charge of the Financial Institutions Mergers and Acquisitions Group. Prior to that, Mr. Murphy was with The First Boston Corporation as Managing Director in the Corporate Finance Department in charge of the Commercial Banking Group for Financing and Strategic Services. Mr. Murphy also serves or has served as a director for various publicly held and not-for-profit entities. Mr. Murphy’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, publicly held companies, banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, operations and board experience.

Peter Quick - Mr. Quick joined the Board in 2015 and is a member of the Audit and Loan Committees. Mr. Quick has over 30 years of experience in the securities and financial services industries. He is a recognized leader in the securities industry with experience in the domestic and international equity markets, equities market making, market structure reform, trading technology and clearing operations. Mr. Quick is a Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke & Quick Partners LLC, a broker dealer. Mr. Quick was President of the American Stock Exchange from 2000 to 2005. Prior to joining the American Stock Exchange he served as President of Quick & Reilly Inc., a Quick & Reilly subsidiary and a national discount brokerage firm. Mr. Quick also serves or has served as a director of a number of publicly held companies and not-for-profit entities. Mr. Quick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, publicly held companies, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, marketing and public relations, operations, information technology and communications and board experience.

Milbrey Rennie Taylor - Ms. Taylor joined the Board in 2008 and is a member of the Compensation and Governance and Nominating Committees. Ms. Taylor’s experience includes over thirty years in the television news business. She served as Executive Producer of CBS News Sunday Morning and CBS Weekend News. Ms. Taylor also served as Vice President of ThirdAge Media, an Internet company partly owned by CBS, Inc. Ms. Taylor serves and has served as a director of a number of not-for-profit entities. Ms. Taylor’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, marketing and public relations, information technology and communications and board experience.

Walter C. Teagle III - Mr. Teagle joined the Board in 1996, became Chairman of the Board in 2005 and is an ex officio member for all purposes of all Board committees of the Corporation and the Bank. Mr. Teagle is currently President and owner of Teagle Management, Inc., a private investment firm, Chairman and director of The Teagle Foundation, Inc. and Managing General Partner of Gulo Capital Partners L.P., a private investment partnership. Mr. Teagle’s past experience includes a variety of executive and board positions including Managing Director, Groton Partners LLC, a merchant banking firm; Officer and Managing Director, Groton Asset Management LLC, an investment management company; Executive Vice President and Director, Lexent, Inc., a publicly-held infrastructure service provider; and President, Chief Executive Officer, and Director, Metro Design Systems, Inc., an engineering design services firm. Mr. Teagle has also been a director of not-for-profit entities. Mr. Teagle’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, operations and board experience.

Eric J. Tveter - Mr. Tveter joined the Board in September 2013 and is Chairman of the Compensation Committee and a member of the Audit Committee. He is currently Chief Executive Officer, Central Europe Group, Liberty Global plc. Prior to that he was Chief Executive Officer of Liberty Global’s Swiss and Austrian Region and Chief Executive Officer of upc cablecom GmbH of Switzerland, a Liberty Global company. Mr. Tveter has extensive knowledge and experience in the US, UK and European cable industries. He was President of UK cable operator Telewest Global Inc. and held a range of senior management positions at Time Warner Cable, Comcast Corporation and Cablevision Systems Corporation. Mr. Tveter was a Non-Executive Board Member of Open TV and served as Chairman of Sightspeed Inc, a video conferencing and communications provider. Mr. Tveter’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, real estate, marketing and public relations, operations, information technology and communications and board experience.

Michael N. Vittorio - Mr. Vittorio has been President and Chief Executive Officer of the Corporation and the Bank since 2003. Prior to his employment by the Company in 2002, Mr. Vittorio was employed at J.P. Morgan Chase as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business. Previously he served in various capacities at J.P. Morgan Chase including Senior Credit Officer for Small Business Financial Services, Middle Market Regional Manager and Division Executive in the Small Business/Commercial Division. Mr. Vittorio also serves or has served as a director of a variety of not-for-profit entities. Mr. Vittorio’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, publicly held companies, banking, strategic planning, mergers and acquisitions, real estate, marketing and public relations, operations and board experience.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the Chairman of the Board will be an independent director. The Board believes that management accountability and the Board’s independence from management are best served by having an independent, non-executive chairman.

Walter C. Teagle III has served as Chairman of the Board since May 2005. As Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its responsibilities, including monitoring the Corporation’s performance and the performance of management. The role of the Chairman includes: (1) presiding over all meetings of the Board and stockholders, including regular executive sessions of the Board in which the CEO and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO; (3) advising with respect to the work of each Committee and reviewing together with the Governance and Nominating Committee changes in Board membership and the membership and chair of each Committee; (4) coordinating periodic reviews of management’s strategic plan for the Corporation; and (5) coordinating with the Compensation Committee of the Board the annual performance review of the CEO.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is an integral part of Board and Board committee discussions. The significant risks facing the Corporation are set forth in an Enterprise Risk Management document. The Corporation’s management team, which includes a Chief Risk Officer, is responsible for identifying, assessing and managing risk and the Board is responsible for risk oversight and fulfills this responsibility primarily through its committees. In granting authority to management, approving policies and strategies and receiving management reports, the Board and its committees consider, among other things, the risks that the Corporation faces. For each critical risk, such as credit risk, interest rate risk and liquidity risk, the Corporation has a formal written policy that is approved by an appropriate Board committee or the full Board.

The following table sets forth the Board and Board committee risk oversight responsibilities.

Board or Board Committee	Risk Oversight Responsibilities

Board of Directors	Strategic, Earnings and Management Succession

Loan Committee	Credit and Allowance for Loan Losses

Asset Liability Committee	Interest Rate, Liquidity, Price and Market

Audit Committee	Financial Reporting, Internal Control, Compliance, Operational, Technology, Information Security, Business Continuity and Fiduciary

Governance and Nominating Committee	Reputation, Legal and Board Succession

Compensation Committee	Compensation and Retention

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of the Corporation also serve on the Board of the Bank. The Board of the Corporation held ten regular meetings during 2015. Each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served.

BOARD COMMITTEES AND MEETINGS

The Board of the Corporation has three standing committees: the Governance and Nominating Committee; the Audit Committee; and the Compensation Committee. The Board of the Bank also has two standing committees: the Loan Committee and the Asset Liability Committee.

Governance and Nominating Committee

All the members of the Corporation’s Governance and Nominating Committee are independent directors as defined in the Nasdaq Rules. The members of the Governance and Nominating Committee are Paul T. Canarick, Alexander L. Cover, Howard Thomas Hogan, Jr., J. Douglas Maxwell, Jr., Milbrey Rennie Taylor and Walter C. Teagle III. The Committee met six times during 2015.

The Corporation’s Board has adopted a formal written charter for the Governance and Nominating Committee. A current copy of the charter and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website by going to www.FNBLI.com, placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Governance and Nominating Committee Charter” or “Corporate Governance Guidelines.”

The Governance and Nominating Committee is currently responsible for: (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (2) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (3) leading the Board in an annual Board self-assessment and reporting to the Board on its own self-assessment and the self-assessments performed by the other Board committees; (4) recommending to the Board director candidates for each committee; and (5) leading the Board’s review of the succession plan for the CEO.

Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by stockholders. Submission of candidates may be made in writing at any time. However, to be considered by the Governance and Nominating Committee for nomination at the 2017 annual meeting, such submissions should be made no later than December 15, 2016 to the Chairman of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement. In addition, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

In addition to interviews, the Governance and Nominating Committee may evaluate potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate. The Corporation has not paid a fee to any third party or parties to assist in identifying or evaluating potential nominees.

Except for Mr. Quick who was elected by the Board of Directors in September 2015, all of the Class II nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the Annual Meeting of Stockholders to be held April 19, 2016 are directors standing for re-election. Mr. Quick’s election to the Board was based on the recommendation of a director.

Audit Committee

The members of the Audit Committee are Allen E. Busching, Alexander L. Cover, J. Douglas Maxwell, Jr., Peter Quick, Walter C. Teagle III and Eric J. Tveter. The Committee met seven times during 2015.

The Corporation’s Board has adopted a formal written charter for the Audit Committee. A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com, placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Audit Committee Charter.”

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in SEC Rule 10A-3 and the Nasdaq Rules. The Board has also determined that Alexander L. Cover and Eric J. Tveter each qualify as an “audit committee financial expert” as that term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Board of Directors has also determined that all members of the Audit Committee have banking or related financial management expertise.

The responsibilities of the Audit Committee are described under the heading “Audit Committee Report” beginning on page 28 of this proxy statement

Compensation Committee

All the members of the Corporation’s Compensation Committee are independent directors as defined in the Nasdaq Rules. The members of the Compensation Committee are Allen E. Busching, Stephen V. Murphy, Milbrey Rennie Taylor, Walter C. Teagle III and Eric J. Tveter. The Committee met nine times during 2015.

The Corporation’s Board has adopted a formal written charter for the Compensation Committee. A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com, placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Compensation Committee Charter.”

The Compensation Committee is responsible for: (1) conducting a periodic review of the Corporation’s incentive-based compensation policy and other compensation policies, strategies and plans for the CEO, other executive officers and non-employee directors and reporting and making recommendations to the Board with respect thereto; (2) recommending to the Board approval of employment contracts for the CEO and other executive officers; (3) evaluating the performance of the CEO and recommending to the Board the base salary level for the CEO; (4) reviewing, at its discretion, the CEO’s performance evaluation of the other executive officers of the Corporation and recommending to the Board the base salary level of each such officer; (5) recommending to the Board approval of cash and equity compensation for non-employee directors; (6) setting corporate goals used to determine cash and equity incentive compensation paid to the CEO and other executive officers; (7) approving cash incentive compensation for the Corporation’s CEO and other executive officers pursuant to the Corporation’s compensation program; (8) administering the Corporation’s non-equity and equity incentive plans, including approving awards of stock-based compensation to NEOs and non-employee directors; (9) reviewing the overall annual salary budget for the Bank’s entire employee population; (10) conducting, or causing to be conducted, at its discretion, a periodic review of the Corporation’s pension, 401(k), supplemental executive retirement and health and welfare plans; (11) reviewing and approving the compensation disclosures included in the Corporation’s annual proxy statement and preparing or causing to be prepared an annual report of the Committee on executive compensation to be included therein; (12) considering the results of the most recent non-binding, stockholder advisory vote on executive compensation and, if deemed necessary, recommending to the Board changes in compensation policies, practices and decisions; and (13) reviewing the most recent non-binding, stockholder advisory vote on the frequency of stockholder votes on executive compensation and, in light of such advisory vote, recommending to the Board how frequently the Corporation should include in its proxy materials a non-binding, stockholder advisory vote on the compensation of its named executive officers.

The Compensation Committee administers the Corporation’s equity incentive plan, including selecting directors and officers to whom awards are to be made and determining the timing, duration, amount, type and terms of each award. Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

In determining an appropriate level of compensation for the CEO, other executive officers and the Board, the Compensation Committee periodically engages an independent compensation consulting firm to gather and help analyze the information necessary to make such determinations. In 2015, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), an independent national compensation consulting firm, to conduct a review of the compensation of the Company’s CEO, other executive officers and the Board. The objective of the review was to provide an assessment of the competitiveness and effectiveness of the Corporation’s compensation programs relative to peer banks.

In performing their 2015 review, PM&P worked with the Compensation Committee to develop a custom peer group. The peer banks were similar in size and scope to the Bank, with total assets averaging approximately $3.7 billion. This average compares to total assets for the Bank of approximately $3.1 billion at year-end 2015. The peer group consisted of seventeen (17) publicly-held bank holding companies located in the Bank’s general geographic area and included Arrow Financial Corporation, Bridge Bancorp, Inc., Bryn Mawr Bank Corporation, Citizens & Northern Corporation, CNB Financial Corporation, Financial Institutions, Inc., Flushing Financial Corporation, Hudson Valley Holding Corp., Lakeland Bancorp, Inc., Metro Bancorp, Inc., Peapack-Gladstone Financial Corporation, S&T Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Sun Bancorp, Inc., Univest Corporation of Pennsylvania, and Washington Trust Bancorp, Inc. PM&P also gathered peer data from published industry surveys, including their own survey and surveys performed by other nationally recognized compensation consulting firms. In performing their reviews, PM&P assessed the elements of executive compensation both individually and in the aggregate, including base salary, annual cash incentive compensation and annual equity awards. Based on their reviews, PM&P provided the Compensation Committee with a comparison of the compensation of the CEO and other executive officers to the market median. PM&P also provided observations and recommendations on emerging trends and best practices in executive compensation.

Other than the services described above, PM&P did not provide any other services to the Company. The Compensation Committee received a letter from PM&P regarding its independence under the six factors to be considered for such purposes under Nasdaq rules, assessed the independence of PM&P pursuant to such rules and determined that PM&P is an independent and conflict-free advisor to the Corporation.

The Compensation Committee considers the most recent stockholder say-on-pay advisory vote in reviewing the Corporation’s executive compensation policies, practices and decisions. The Compensation Committee concluded that no significant revisions were necessary to our executive compensation program as a result of the most recent say-on-pay vote.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee: (1) was an officer or employee of the Corporation or the Bank; (2) was formerly an officer of the Corporation or the Bank; or (3) had any relationship requiring disclosure by the Corporation under the SEC’s rules governing disclosure of related party transactions.  No executive officer of the Corporation served as a director or member of a compensation committee of another entity, one of whose executive officers served as a member of the Corporation’s Board of Directors or Compensation Committee.

Loan Committee of the Bank

The members of the Loan Committee are Paul T. Canarick, Howard Thomas Hogan, Jr., John T. Lane, Stephen V. Murphy, Peter Quick, Walter C. Teagle III and Michael N. Vittorio. The Committee met four times during 2015.

The Loan Committee is responsible for providing oversight with respect to the Bank’s lending activities. In this regard, the Committee: (1) oversees credit risk and approves policies that govern lending activities and credit risk management; (2) reviews and ratifies the allowance for loan and lease losses; (3) reviews and approves specific loan transactions where required by policy; and (4) reviews reports from management, internal auditors, the internal loan review function and regulators related to lending activities and credit risk.

Asset Liability Committee of the Bank

The members of the Asset Liability Committee are Paul T. Canarick, Alexander L. Cover, John T. Lane, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio. The Committee met four times during 2015.

The Asset Liability Committee is responsible for providing oversight with respect to the Bank’s achievement of its overall objective of optimizing returns consistent with prudent risk management regarding assets, liabilities, equity and off-balance sheet activities. In this regard, the Committee: (1) oversees investment risk and approves the investment policy limits and operating guidelines set forth in the Bank’s Investment Policy; (2) oversees interest rate risk and approves the risk limits and operating guidelines set forth in the Bank’s Interest Rate Risk Policy; (3) oversees liquidity risk and approves the risk limits and operating guidelines set forth in the Bank’s Liquidity Policy and Liquidity Contingency Plan; and (4) oversees management’s use, if any, of embedded and stand-alone derivative instruments for purposes of managing interest rate risk.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board strongly encourages each of its members to attend the Annual Meeting of Stockholders. In this regard, the Board sets the date for the Annual Meeting of Stockholders to coincide with its April Board meeting. All directors attended the prior year’s Annual Meeting of Stockholders, which was held on April 21, 2015.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board does not have a formal process for security holders to send communications to the Board. The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

COMPENSATION OF DIRECTORS

Cash Compensation

The Chairman of the Board of the Corporation and the Bank receives an annual retainer for service on both boards. Non-employee directors of the Corporation receive an annual retainer for service on both boards for attending up to ten meetings per year and a per meeting fee for each meeting in excess of ten. Annual retainers and per meeting fees for service on both boards in 2016 are shown in the following table.

Board Member	Annual Retainer	Per Meeting Fee
Chairman	$111,000	None
Non-employee Directors	$32,500	$1,250

Non-employee directors of the Corporation and the Bank receive annual retainers for Board committee service as shown in the following table.

Committee	Committee Chair	Committee Member
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Governance and Nominating Committee	$8,000	$4,000
Asset Liability Committee	$10,000	$5,000
Loan Committee	$10,000	$4,000

There are no per meeting fees for committee meetings, except Loan Committee members are paid $500 for each Management Loan Committee meeting attended.

The Chairman does not receive per meeting fees or committee retainers. The CEO does not receive retainers or per meeting fees for Board or Board committee service.

Stock-based Compensation

The Corporation’s 2014 Equity Incentive Plan allows for the granting of equity awards to non-employee directors of the Corporation. Equity compensation for directors consists of restricted stock units (“RSUs”). The number of RSUs granted to the Chairman and each non-employee director is in accordance with a methodology recommended by the Compensation Committee and adopted by the Board of Directors.

RSUs granted prior to January 19, 2016, are generally convertible into shares of Common Stock after three years provided certain performance criteria are met (“performance-based RSUs”). However, a total of 2,843 RSUs were granted to directors in January 2014 that vest ratably over a two-year time period (“time-based RSUs”). RSUs granted to non-employee directors on January 19, 2016, are time-based RSUs that vest ratably over a three-year time period and accrue dividends at the same rate as the dividends declared by the Board on the Corporation’s common stock. All outstanding RSUs granted to date immediately vest upon a change in control, retirement, death or total and permanent disability. The ability to convert performance-based RSUs into shares of Common Stock after three years and the related conversion ratio is determined in the same manner as for executive officers described in the “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement.

Retirement Plan

On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors ("Retirement Plan"). Effective December 31, 2000, the Retirement Plan was terminated. Upon termination, the benefits earned by directors for services rendered through December 31, 2000 were frozen and the ability of directors to earn additional benefits under the Retirement Plan was discontinued. Upon retirement after attaining the age of sixty (60), each of the current directors who was a director prior to 2001 will receive a credit ("Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, to a maximum of one hundred percent (100%). The annual benefit ("Annual Benefit") under the Retirement Plan is equal to the monthly Board of Directors’ attendance fee in effect as of December 31, 2000, which was $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage. The Annual Benefit is payable in quarterly installments for a period of seven (7) years from the date of retirement ("Payment Period"). In the event of the death of a director or a retired director, the surviving spouse of such director is entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

The following table sets forth information concerning the compensation of directors for 2015.

Director Compensation

	Fees Earned or Paid in Cash	Stock Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	Total	Aggregate Option Awards Outstanding	Aggregate Stock Awards Outstanding (3)
Name	($)	($)	($)	($)	(#)	(#)
Allen E. Busching	47,375	29,850	876	78,101	8,233	2,543
Paul T. Canarick	49,000	29,850	1,247	80,097	4,181	2,543
Alexander L. Cover	58,000	29,850		87,850	11,200	2,543
Howard Thomas Hogan, Jr., Esq.	43,500	29,850	3,954	77,304	12,826	2,543
John T. Lane	49,000	29,850		78,850	2,610	2,543
J. Douglas Maxwell, Jr.	49,250	29,850	4,844	83,944	12,826	2,543
Stephen V. Murphy	54,500	29,850		84,350	5,245	2,543
Peter Quick	13,375	8,832		22,207
Milbrey Rennie Taylor	44,000	29,850		73,850	6,745	2,543
Walter C. Teagle III	96,500	59,727	1,254	157,481	25,649	5,084
Eric J. Tveter	44,375	29,850		74,225		1,495

(1)

The values shown are for RSU awards with dividend equivalents made in January 2016 based on 2015 performance and represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. (See Note J "Stock-Based Compensation" to the Corporation's 2015 Consolidated Financial Statements.)

(2)	The change in pension value represents interest on the benefit frozen as of December 31, 2000.

(3)	Includes the maximum number of shares into which outstanding performance-based RSUs can potentially be converted.

MANAGEMENT

The following table sets forth information about all executive officers of the Corporation and the Bank as of the date of this proxy statement.

Executive Officers	Age	Present Capacity	Officer Since

Michael N. Vittorio	63	Director, President and Chief Executive Officer of the Corporation and the Bank	2002

Sallyanne K. Ballweg	60	Senior Executive Vice President of the Corporation and the Bank and Secretary of the Corporation	2007

Mark D. Curtis	61	Executive Vice President and Chief Financial Officer of the Corporation and the Bank; Treasurer of the Corporation and Cashier of the Bank	1997

Richard Kick	58	Executive Vice President of the Corporation and the Bank; Senior Retail Lending Officer, Senior Facilities Administrator and Chief Security Officer of the Bank	1991

Donald L. Manfredonia	64	Executive Vice President of the Corporation and the Bank and Senior Lending Officer of the Bank	1987

Christopher Becker	50	Executive Vice President and Chief Risk Officer of the Corporation and the Bank	2011

Richard P. Perro	50	Executive Vice President of the Corporation and the Bank; Branch Distribution Officer and Deputy Security Officer of the Bank	2002

Mr. Becker joined the Corporation and the Bank in February 2011 as Vice President of the Corporation and Senior Vice President and Deputy Chief Financial Officer of the Bank. In 2013, Mr. Becker was promoted to Executive Vice President and Chief Risk Officer of the Corporation and the Bank.

Mr. Perro joined the Bank in 2002 as Vice President and Branch Manager. In 2013, Mr. Perro was promoted to Executive Vice President of the Corporation and the Bank and Head of Branch Distribution for the Bank.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE

CORPORATION’S NAMED EXECUTIVE OFFICERS

The compensation paid to our named executive officers is disclosed in this proxy statement in the sections entitled “Compensation Discussion and Analysis,” “Compensation of Executive Officers,” “Compensation Pursuant to Plans” and “Employment Contracts.” We believe that our compensation policies, practices and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term best interests of our stockholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Corporation successfully in a competitive environment. Stockholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s named executive officers as disclosed in its proxy statement for the April 19, 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for approval.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Corporation, the Compensation Committee or the Board.  The vote will not be construed to overrule any decision by the Corporation or the Board; to create or imply any change to the fiduciary duties of the Corporation or the Board; or to create or imply any additional fiduciary duties for the Corporation or the Board.  However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3

APPROVAL OF THE FIRST OF LONG ISLAND CORPORATION 2016 CASH INCENTIVE PLAN

The board of directors is seeking stockholder approval of The First of Long Island Corporation 2016 Cash Incentive Plan (the “Cash Incentive Plan”) in order to ensure that annual cash incentive awards can be fully deductible under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The Cash Incentive Plan is designed to provide key employees of the Corporation and its subsidiaries, including The First National Bank of Long Island, with additional cash incentives to promote the growth and performance of the Company. The Cash Incentive Plan will give us the flexibility we need to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the Company’s performance. The Cash Incentive Plan has been adopted by the Board and will become effective upon stockholder approval.

The following is a summary of the material features of the Cash Incentive Plan, which is qualified in its entirety by reference to the provisions of the Cash Incentive Plan, attached hereto as Appendix A.

Administration

The Cash Incentive Plan will be administered by the members of the Compensation Committee, each of whom is an “outside director,” as defined in Section 162(m) of the Code. The Compensation Committee has full and exclusive power within the limitations set forth in the Cash Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Cash Incentive Plan’s purposes; and interpreting and otherwise construing the Cash Incentive Plan. The Cash Incentive Plan also permits the Compensation Committee to delegate authority under the Cash Incentive Plan to the Chief Executive Officer or other executive officers of the Company that the Compensation Committee deems appropriate, provided, however, that with respect to any participant subject to the reporting requirements of Section 16 of the Exchange Act or who is a “covered employee” within the meaning of Code Section 162(m) (or who is likely to become a covered employee during the applicable performance period), only the Compensation Committee shall be permitted to (1) designate such person to participate in the plan; (2) establish performance goals and awards for such person; and (3) certify the achievement of such performance goals. Awards intended to be “qualified performance-based compensation” under Code Section 162(m) may be granted by the Compensation Committee in order to be exempt from the $1,000,000 limit on deductible compensation payable to a “covered employee” (as defined under Code Section 162(m)) for tax purposes.

Eligibility

Members of the Company’s executive leadership team who may be selected from time to time by the Compensation Committee are eligible to receive awards under the Cash Incentive Plan. At present, this eligible group consists of eight persons.

Types of Awards

The Compensation Committee may determine the terms and conditions of awards under the Cash Incentive Plan. An award is expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the participant’s base salary, that is payable upon achievement of the applicable performance goals described below. Generally, awards shall be paid in cash lump sums no later than March 15th of the calendar year following the calendar year in which the awards are earned, and are intended to be exempt from Code Section 409A under the “short term deferral rule” unless receipt of the amounts are deferred in accordance with Code Section 409A and the terms of the Cash Incentive Plan.

Performance Goals

The Compensation Committee may grant awards under the Cash Incentive Plan based on attainment of specific company-wide, individual and/or group performance goals. A complete list of possible performance goals are set forth in Section 4.1 of the Cash Incentive Plan document in Appendix A. The Compensation Committee may adjust performance goals for extraordinary, unusual, and/or nonrecurring items of gain or loss; gains or losses on the disposition of a business; changes in tax or accounting principles, regulations or laws; or expenses incurred in connection with a merger, branch acquisition or similar transaction. However, no adjustment may be made to an award that is intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m), except to the extent the Compensation Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).

Limit on Individual Award Opportunities

No participant shall receive a payment under the Cash Incentive Plan with respect to any performance period of one year having a value in excess of 200% of annual base salary; provided, however, that: (1) such maximum amount shall be proportionately adjusted with respect to performance periods that are less than or greater than one year in duration; and (2) if there are two or more performance periods that coincide during any calendar year, in no event shall the aggregate amount payable to any participant with respect to all such performance periods for such calendar year exceed 200% of annual base salary for each of those calendar years.

Vesting of Awards

Generally, awards are fully vested if the performance goals are achieved and the participant remains continuously employed with the Company until the applicable payment date.

Clawback/Forfeiture

All awards granted under the Cash Incentive Plan will be subject to forfeiture in accordance with the Company’s Clawback Policy and any clawback policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a participant.

Amendment and Termination

The Board may, at any time, amend or terminate the Cash Incentive Plan or any award granted under the Cash Incentive Plan, provided that no amendment or termination may adversely impair the rights of an outstanding award without the participant’s written consent.

Effective Date and Duration of Plan

The Cash Incentive Plan will become effective upon stockholder approval. The Cash Incentive Plan will remain in effect as long as any awards under it are outstanding. At any time, the Board may terminate the Cash Incentive Plan. However, any termination of the Cash Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Cash Incentive Plan. The grant of an award will not result in taxable income to the participant, because the grant is subject to a substantial risk of forfeiture (i.e., the requirement to satisfy the performance goals). The participant will realize ordinary income at the time of payment of the awards (i.e., following satisfaction of the performance goals) in an amount equal to the dollar amount of the cash bonus that was determined by the Compensation Committee. The Company will be entitled to a corresponding deduction for tax purposes. The Company shall withhold amounts from participants to satisfy tax withholding requirements.

Code Section 162(m) generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1,000,000 per year for each of the Chief Executive Officer and three other most highly compensated executives (excluding the Chief Financial Officer) employed at the end of the year who are named in the summary compensation table of our annual proxy statement as required by applicable SEC rules (“covered employees”). “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Awards under the Cash Incentive Plan may be considered “qualified performance-based compensation.” If an award is not exempt from Code Section 162(m), income recognized on such award by a covered employee will be subject to the $1,000,000 deduction limit on compensation. In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s termination of employment (or in the case of the Chief Executive Officer, the payment is not made until after the end of the year in which his employment terminates), the $1,000,000 deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1,000,000 deduction limit. The Compensation Committee will take this deduction limit into account in setting the size and the terms and conditions of awards. However, the Compensation Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Cash Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Cash Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Awards are recognized as compensation expense on the Corporation’s Income Statement over the performance period based on the probability of payment.

Awards to be Granted

The Board adopted the Cash Incentive Plan, and the Compensation Committee has determined the specific terms of the awards to be made to the NEOs for the 2016 performance period thereunder, as set forth below.

	Cash Incentive Opportunity
NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	78,625	185,000	224,313
Sallyanne K. Ballweg	41,650	98,000	118,825
Mark D. Curtis	38,250	90,000	109,125
Richard Kick	31,200	78,000	99,060
Donald L. Manfredonia	28,800	72,000	91,440

Required Vote

In order to approve the Cash Incentive Plan, the proposal must receive the affirmative vote of a majority of the shares present and voting at the annual meeting, without regard to broker non-votes or votes marked “ABSTAIN.”

The Board of Directors recommends a vote FOR approval of the 2016 Cash Incentive Plan

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

●	Eric J. Tveter, Chairman
●	Allen E. Busching
●	Stephen V. Murphy
●	Milbrey Rennie Taylor
●	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“1933 Act”) or the Securities Exchange Act of 1934 (“1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of the compensation awarded to, earned by or paid to the named executive officers. The discussion explains all the material elements of the Corporation’s compensation of the named executive officers. It should be read in conjunction with the other executive compensation disclosures that appear elsewhere in this proxy statement.

Guiding Principles

In designing and maintaining a compensation program for the Corporation’s executive officers, the Compensation Committee adheres to the following guiding principles:

(1)	The compensation program should be principles-based, employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies.

(2)

The compensation program should be designed and supervised by the Compensation Committee with, as needed, the assistance of independent compensation consultants, legal counsel and other advisors who have significant experience in risk management, compensation practices and legal matters in the financial services industry.

(3)

The Compensation Committee should consist entirely of independent directors and operate under a charter adopted by the Board of Directors that clearly defines its duties and responsibilities. Significant approvals by the Compensation Committee regarding the provisions of the executive compensation program and awards thereunder should be ratified by the full Board of Directors.

(4)

A significant portion of executive compensation awarded under the program should be directly tied to corporate performance and thereby closely aligned with the interests of stockholders. The corporate performance levels necessary to earn threshold, target and maximum cash incentive and equity awards should be determined by the Compensation Committee and should not encourage inappropriate risks that could lead to material financial loss to the Bank.

(5)

The compensation program should enable the Corporation to attract and retain highly skilled professionals in each necessary discipline (i.e., executive, financial, lending, operations, risk management).

(6)

Compensation paid should be appropriately balanced between short and long-term components. The short-term components should consist of base salary and cash incentive compensation and the long-term components should be equity awards that vest over time as well as retirement benefits.

(7)

The competitiveness of total direct compensation, which consists of base salary, cash incentive and equity awards, should be tested regularly by a comparison to: (1) a group of peer banks selected by the Compensation Committee that are similar in size and scope to the Corporation; and (2) amounts published in compensation surveys for the banking industry conducted by nationally recognized independent compensation consulting firms.

(8)	The compensation program should achieve internal equity among the Corporation’s executive officers.

(9)	Retirement benefits should be market competitive and evaluated based on the percentage of the executive’s income replaced in retirement.

(10)

Payments upon a change in control or termination should be market competitive, reasonable in amount and designed to ensure that the executive officers of the Bank are not significantly harmed nor unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s stockholders.

(11)

The Compensation Committee should identify those employees, whether they are executive officers or otherwise, who could potentially expose the Corporation to material amounts of risk. The compensation of such employees should be designed to discourage imprudent risk taking and contain maximum incentive amounts that do not represent windfalls.

(12)	Clawbacks should be utilized within the compensation program when deemed appropriate.

(13)	Retention of vested or exercised equity awards should be required until stock ownership guidelines are met.

(14)	Employees, whether they are executive officers or otherwise, should be prohibited from hedging the value of equity compensation that vests over time.

(15)	Performance goals should be established by the Compensation Committee and ratified by the full Board of Directors.

(16)	Achievement of performance goals should be certified by the Compensation Committee prior to the payment of awards.

Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain talented executive officers necessary to safely and successfully operate and grow the Bank. The executive compensation program promotes sound risk management and long-term value creation for our stockholders.

What the Executive Compensation Program is Designed to Reward

Certain elements of the executive compensation program are intended to reward current performance. By offering long-term equity compensation, the executive compensation program is also designed to reward executive officers who help maximize long-term financial performance and earnings growth of the Corporation.

Elements of Executive Compensation

The executive compensation program consists of four basic components: (1) base salary; (2) annual cash incentive compensation; (3) equity awards; and (4) other noncash compensation, consisting primarily of retirement benefits.

Why We Choose To Pay Each Element of Executive Compensation

Base Salary. The Compensation Committee believes that base salary for an executive officer should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Company.

Annual Cash Incentive Compensation. The Compensation Committee has included annual cash incentive compensation in the executive compensation program as a means to incent executive officers to optimize corporate performance through, among other things, the achievement of annual corporate goals set forth in the Corporation’s strategic plan. Our Compensation Committee recommended, and the board of directors adopted, the 2016 Cash Incentive Plan, which provides the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals.

Equity Awards. The Compensation Committee uses equity awards granted under the Corporation’s equity incentive plan as a means to incent executive officers to optimize corporate performance over a sustained time-period. Equity awards, together with retirement benefits, are the longer-term components of compensation.

Other Noncash Compensation. Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (“Pension Plan”), 401(k) plan and Supplemental Executive Retirement Plan (“SERP”); and (2) noncash fringe benefits not available to the general employee population of the Bank. Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and country clubs.

Retirement benefits provided by the Corporation’s pension, 401(k) and SERP plans are provided to encourage executive officers to maintain their employment with the Corporation and maximize long-term corporate performance. The purpose of the SERP is to provide executive officers selected by the Compensation Committee with the additional pension and 401(k) benefits, if any, that they would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax-qualified retirement plans. The only participant in the SERP, which is described in detail elsewhere in this proxy statement, is the CEO. Country club memberships are provided to the Bank’s CEO and Senior EVP to aid them in developing and retaining business. Business automobiles are provided to all of the Bank’s executive officers as a competitive perquisite and as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Corporation.

How We Determine The Amount To Pay For Each Element of Executive Compensation

The total compensation paid by the Corporation to each of its executive officers is based on a variety of factors including: (1) the Company’s recent and expected future overall financial performance; (2) current economic conditions and the effect thereof on the Company’s performance and that of its peers; (3) the executive officer’s experience and tenure in his or her current position, years of service with the Bank, scope of responsibilities, leadership ability, compensation relative to the Company’s other executive officers, recent and expected future performance, and contributions to corporate performance; (4) a comparison of total compensation and each element of compensation paid to the executive to compensation amounts paid by peer banks to executives with similar roles and compensation amounts set forth in published industry surveys for executives with similar roles; and (5) the most recent stockholder advisory vote on executive compensation. As previously discussed, comparative compensation studies are performed and updated on a periodic basis by an independent compensation consulting firm engaged by and working under the direction of the Compensation Committee.

Base salary for the CEO is reviewed by the Compensation Committee on an annual basis. The Compensation Committee completes an annual review of the base salary recommendations made by the CEO for the Company’s other executive officers. Each executive officer does not necessarily receive an increase in base salary each year. In reviewing each executive officer’s base salary, the Compensation Committee considers the amounts paid by peer banks and amounts set forth in compensation surveys performed by nationally recognized independent compensation consulting firms. The Compensation Committee also considers the Corporation’s overall budget for base salary increases.

Annual cash incentive compensation for the NEOs averages approximately 31% of total annual incentive compensation, while equity awards make up the remaining balance. For the Corporation’s CEO, Senior EVP and CFO, cash incentive compensation is based entirely on corporate performance measured by net income, ROA and bank safety. For the other NEOs, cash incentive compensation is based on a combination of corporate and personal performance, with corporate performance weighted 80% and personal performance weighted 20%. Personal performance is measured by the achievement of goals, monetary and nonmonetary, assigned by the CEO or other NEOs related to the NEO’s executive position.

The following table sets forth the range of annual cash incentive compensation for 2015 assuming that the Corporation achieved threshold, target and maximum levels of performance. Achievement of corporate performance levels greater than the threshold level but less than the maximum level results in the payment of cash incentive compensation that is proportionately greater than the threshold cash incentive compensation but less than the maximum cash incentive compensation.

NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	76,075	170,050	217,038
Sallyanne K. Ballweg	41,650	93,100	118,825
Mark D. Curtis	36,975	82,650	105,488
Richard Kick	31,200	74,100	99,060
Donald L. Manfredonia	28,800	68,400	91,440

Equity incentive compensation for the NEOs has consisted of both time and performance-based RSUs. Beginning with the January 19, 2016 grant, RSUs will accrue dividends at the same rate as the dividends declared by the Board on the Corporation’s common stock. The accrued dividends will be payable upon vesting of the awards. For all NEOs, performance-based RSU grants are based entirely on corporate performance measured by the same metrics used for cash incentive compensation. Performance-based RSUs convert into shares of Common Stock based on net income and ROA in the third year of the three calendar year period beginning with the year in which the RSUs were awarded. For outstanding performance-based RSUs, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of Common Stock and performance at or above the target level will result in a conversion ratio of one RSU for one share of Common Stock. Performance greater than the threshold level but less than the target level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for one share of Common Stock. If performance falls below the threshold level, the RSUs will expire and not be convertible into shares of the Corporation’s Common Stock.

In January 2014, NEOs were granted a total of 5,415 time-based RSUs that vest ratably over a two-year service period. There were no time-based grants to NEOs in 2015.

All outstanding performance-based RSUs granted to NEOs that are qualified performance-based compensation as defined under Section 162(m) of the Internal Revenue Code will immediately vest in the event of a change in control, total and permanent disability, as defined, or death. All outstanding performance-based RSUs granted to NEOs that do not qualify as qualified performance-based compensation will immediately vest in the event of a change in control, retirement, total and permanent disability, as defined, or death. All outstanding time-based RSUs granted to NEOs will immediately vest in the event of a change in control, retirement, total and permanent disability, as defined, or death. The value of a RSU realized at vesting can be more or less than its grant date fair value if the Common Stock price at the date of vesting is more or less than its fair market value on the date of grant. Additionally, the value realized upon the vesting of a RSU grant can be less than its grant date fair value if the aggregate conversion ratio described above is less than one RSU for one share of Common Stock.

The following table sets forth the range for the grant date fair value of performance-based equity granted in 2015 assuming that the Corporation achieved threshold, target and maximum levels of performance. Achievement of corporate performance levels greater than the threshold level but less than the maximum level results in a grant of equity awards that is proportionately greater than the threshold grant of equity awards but less than the maximum grant of equity awards.

NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	224,825	502,550	641,413
Sallyanne K. Ballweg	78,200	174,800	223,100
Mark D. Curtis	75,650	169,100	215,825
Richard Kick	61,200	136,800	174,600
Donald L. Manfredonia	46,750	104,500	133,375

The following table sets forth the performance metrics and weights established by the Compensation Committee for use in determining 2015 cash and performance-based equity incentive compensation along with the Corporation’s actual 2015 performance with respect to each metric.

Metric	Weight	Threshold	Target	Maximum	Actual Results
Net Income	50%	$19,070,250	$25,427,000	$31,783,750	$25,890,000
ROA	35%	0.68%	0.90%	1.13%	0.89%
Bank Safety Rating	15%	N/A	Meets Standard	N/A	Meets Standard

The following table sets forth the actual payouts for 2015 for cash and performance-based equity incentive compensation.

NEO	Cash Incentive ($)	Equity Awards ($)	Total ($)
Michael N. Vittorio	172,067	508,508	680,575
Sallyanne K. Ballweg	94,204	176,863	271,067
Mark D. Curtis	83,630	171,111	254,741
Richard Kick	77,826	138,426	216,252
Donald L. Manfredonia	72,224	105,742	177,966

In the future the Compensation Committee may use different metrics to measure corporate performance such as earnings per share, return on average stockholders’ equity or the efficiency ratio.

The Compensation Committee believes that total target compensation for executive officers should be market competitive, meaning that when compared to the Bank’s peer group it should generally be within the 50th to 75th percentile range. In performing their 2015 review of executive compensation, PM&P used compensation data from the Corporation’s peer group and other published industry surveys to calculate percentile amounts against which total compensation for the Company’s named executive officers could be compared. The 2015 PM&P study showed that total target compensation for all NEOs ranged from the 45th to 77th percentile.

Termination and Change in Control Payments

Each of the named executive officers has an employment agreement with the Corporation and the Bank that provides for severance compensation in the event of the executive’s qualifying termination event, including in connection with a change in control. These provisions are designed to insure that the named executive officers of the Bank are not significantly harmed or unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank that may be in the best interests of the Corporation’s stockholders. In determining the severance arrangement for the CEO and each of the other named executive officers, the Compensation Committee considered the severance arrangements offered by peer banks to their CEOs and other named executive officers.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

The Compensation Committee has granted non-qualified stock options (“NQSOs”) and RSUs as equity compensation. NQSOs and RSUs are advantageous from the Corporation’s standpoint because the Corporation records a book tax benefit for the compensation cost recognized for financial statement reporting purposes under FASB ASC Topic 718 and receives a tax benefit upon the exercise of in-the-money NQSOs and the vesting of RSUs.

Tax Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the deduction for compensation paid to any covered employee to $1 million per year. With the exception of the CFO, the NEOs are covered employees. For purposes of Section 162(m), compensation excludes certain performance-based compensation, commissions and qualified retirement plan contributions. Most of the compensation paid to the NEOs is deductible under Code Section 162(m). The 2016 Cash Incentive Plan is being submitted for stockholder approval in Proposal 3 to ensure that future annual cash incentive, performance-based compensation is deductible. See “Proposal 3, Approval of The First of Long Island Corporation 2016 Cash Incentive Plan.”

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit under Code Section 162(m). The Compensation Committee’s practice is to structure compensation programs offered to the NEOs with a view towards maximizing tax deductibility of amounts paid. However, in structuring compensation programs, the Compensation Committee considers a variety of factors, including the Corporation’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which may be nondeductible for federal tax purposes.

Role of Executive Officers In Determining Executive Compensation

The proposed compensation of executive officers is approved by the Compensation Committee, periodically working in conjunction with independent compensation consultants, and then ratified by the Board. From time to time, certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations. However, these officers do not have a policy-making role with respect to determining the amount or form of executive compensation.

Compensation Policies and Practices As They Relate To Risk Management

The Corporation has a written incentive-based compensation policy that sets forth governance roles for the Compensation Committee, senior management and the Corporation’s internal auditors. The policy is reviewed annually by the Compensation Committee, modified if deemed appropriate and approved. The purpose of the policy is to ensure that the Corporation’s incentive-based compensation arrangements, or any feature of any such arrangement, do not encourage executive officers or employees to: (1) expose the Corporation to inappropriate risks by providing such persons with excessive compensation, fees or benefits; or (2) take inappropriate risks that could lead to material financial loss to the Corporation. Pursuant to this policy, the Corporation’s incentive-based compensation arrangements are required to: (1) balance risk and financial rewards, through such things as risk adjustments of awards, deferral of payments, longer performance periods and/or reduced sensitivity to short-term performance; (2) be compatible with effective internal controls and risk management; and (3) be supported by strong corporate governance, including active and effective oversight by the Compensation Committee. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees, including non-executive officers, are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Each director of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to three (3) times cash retainers, which includes Committee retainers and per meeting fees. The CEO of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to three (3) times his current base salary. Each other executive officer of the Corporation is required to have beneficial ownership of 3,000 shares of common stock of the Corporation, with such amount to be adjusted for stock splits and dividends and other changes in capitalization. All ownership requirements need to be met as follows: 1) within five years of becoming a director or executive officer; 2) within five years of an increase in ownership requirements for the incremental increase only; or 3) in the case of directors and the CEO, within three years of falling out of compliance with these requirements due to compensation increases or fluctuations in market value.

Equity Award Retention Policy

As a condition to receiving equity awarded under the Corporation’s equity incentive plan each executive officer shall enter into an agreement with the Company providing that any stock acquired from the exercise of stock options or the vesting of equity awards, net of the disposition of shares for tax withholding requirements, must be held until stock ownership requirements are met.

Clawback Policy

The Corporation has a clawback policy to enable the Company to recover certain incentive payments paid to the Company’s executive officers if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric, and (2) the amount of the incentive compensation, as calculated under restated financial results, is less than the amount actually paid or awarded under the original financial results.

Anti-Hedging Policy

Directors, NEOs, other officers and employees are prohibited from hedging the Corporation’s securities with the use of financial instruments (including prepaid variable forward contracts, equity swaps, calls, puts, collars, and exchange funds) that offset a decrease in the market value of the Company’s equity securities and any other transaction with comparable economic consequences.

Shareholder Advisory Vote on Compensation

The Compensation Committee also takes into account the results of the annual say-on-pay stockholder advisory vote on the compensation paid to NEOs. To the extent there is a significant vote against the compensation paid to our NEOs, the Compensation Committee will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. At the 2015 Annual Meeting of Stockholders, there was substantial support for the say-on-pay proposal.  After a comprehensive market review and in light of strong stockholder support, the Compensation Committee concluded that no significant revisions were necessary to our executive compensation program.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to the aggregate compensation paid, earned or awarded for the years ended December 31, 2015, 2014 and 2013 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank. All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements. All of the listed officers are also officers of the Corporation but received salaries only from the Bank.

Summary Compensation Table

		Base Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings (3)	All Other Compensation (4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	2015	547,000	-	508,508	172,067	138,031	131,544	1,497,150
Director, President and CEO	2014	531,000	-	534,358	182,653	337,307	64,542	1,649,860
	2013	496,000	20,000	239,594	157,753	110,671	24,227	1,048,245

Sallyanne K. Ballweg	2015	322,000	-	176,863	94,204	28,928	14,166	636,161
Senior Executive Vice	2014	312,500	-	186,478	100,328	93,644	14,462	707,412
President and Secretary	2013	279,000	10,000	126,562	82,820	17,906	15,548	531,836

Mark D. Curtis	2015	284,400	15,000	171,111	83,630	27,377	16,319	597,837
Executive Vice President,	2014	275,400	-	180,128	88,417	210,851	11,574	766,370
Chief Financial Officer	2013	255,200	9,000	115,995	75,755		9,324	465,274
and Treasurer

Richard Kick	2015	257,100	-	138,426	77,826	1,383	16,751	491,486
Executive Vice President	2014	246,350	-	146,757	81,746	267,295	14,930	757,078
	2013	235,600	8,000	107,885	71,127		14,798	437,410

Donald L. Manfredonia	2015	232,000	-	105,742	72,224		9,302	419,268
Executive Vice President	2014	227,500	-	112,466	72,763	272,761	12,465	697,955
	2013	225,000	5,000	104,454	71,236		10,980	416,670

(1)

The amounts shown for each year represent RSU grants based on performance for that year but granted subsequent to the close of the year. The aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The values shown for 2014 include RSU grants with immediate vesting based on an independent study of executive compensation by PM&P completed in 2014 at the direction of the Compensation Committee. (See Note J "Stock-Based Compensation" to the Corporation's 2015 Consolidated Financial Statements.)

(2)	The amounts shown for each year represent cash incentive compensation based on performance for that year but paid subsequent to the close of the year.

(3)

The amounts reported are computed in accordance with FASB ASC Topic 715. (See Note K "Retirement Plans" to the Corporation's 2015 Consolidated Financial Statements.) The Corporation applies the “no negative number” position for reporting the change in pension value. The fluctuations are primarily attributable to movement in the discount rate. In 2013 through 2015 the discount rates were 5.07%, 4.02% and 4.54%, respectively. The discount rate increase from 2014 to 2015 resulted in a decrease in pension value in 2015 of $61,051 for Mr. Manfredonia.

(4)

The components of the 2015 amounts shown in the “All Other Compensation Column” are set forth in the table that follows. The 401(k) SERP contributions shown in the table are also reported in the “Nonqualified Deferred Compensation Table” appearing elsewhere in this proxy statement. The “All Other Compensation” column does not include the incremental cost to the Corporation of providing the named executive officers with group term life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all employees.

All Other Compensation Table

	Perquisites and Other Personal Benefits
	Personal Use of Business Auto	Personal Use of Country Club	Tax Gross Up on SERP Contributions and Tax Reimbursements	401(k) Matching Contributions	401(k) SERP Contributions	Total
Name	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	7,846	311	106,977	7,950	8,460	131,544
Sallyanne K. Ballweg	3,971	2,245		7,950		14,166
Mark D. Curtis	8,369			7,950		16,319
Richard Kick	9,038			7,713		16,751
Donald L. Manfredonia	2,342			6,960		9,302

The Compensation Committee believes that each named executive officer’s total compensation is appropriately balanced between currently paid out and deferred compensation, with deferred compensation consisting of equity awards that vest over time and retirement benefits provided under the Corporation’s 401(k), Pension and SERP plans.

COMPENSATION PURSUANT TO PLANS

Equity Incentive Plans

The Corporation has awards outstanding under the 2006 Stock Compensation Plan (“2006 Plan”) and the 2014 Equity Incentive Plan (“2014 Plan”). Currently, awards can only be granted under the 2014 Plan, which was approved by the Corporation’s stockholders on April 22, 2014 as a successor to the 2006 Plan. The 2014 Plan gives the Board flexibility to attract and retain highly qualified officers and directors by offering a competitive compensation program. Equity awards align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in our common stock.

Awards under the 2014 Plan may be granted as incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units or any combination thereof. Substantially all awards granted under the 2014 Plan and its predecessor, the 2006 plan, have been restricted stock units with a performance or time-based vesting.

The following table sets forth information as of December 31, 2015 regarding the number of shares of Common Stock to be issued upon the exercise of outstanding stock options or vesting of RSUs, the weighted average exercise price of outstanding stock options, and the number of securities remaining available for future issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	388,795	$15.96	1,421,108

(1)	Includes 157,351 RSUs. The weighted-average exercise price does not take these awards into account.

(2)	Of these shares, 437,363 are available to be granted as restricted stock or RSUs, of which 68,010 were granted as RSUs on January 19, 2016, based on 2015 performance.

The Corporation does not have any equity compensation plans that have not been approved by stockholders.

The following table sets forth information regarding the grant of plan-based awards, both cash and equity, to the named executive officers.

Grant Of Plan Based Awards

		Estimated Future Payouts Under Non-			Estimated Future Payouts Under
		Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	3/31/15	76,075	170,050	217,038	224,825	502,550	641,413
Sallyanne K. Ballweg	3/31/15	41,650	93,100	118,825	78,200	174,800	223,100
Mark D. Curtis	3/31/15	36,975	82,650	105,488	75,650	169,100	215,825
Richard Kick	3/31/15	31,200	74,100	99,060	61,200	136,800	174,600
Donald L. Manfredonia	3/31/15	28,800	68,400	91,440	46,750	104,500	133,375

(1)

The amounts shown represents cash incentive compensation that could have been earned by the named executive officer in 2015 under the Corporation’s incentive compensation plan. The actual amount paid to each named executive officer in February 2016 based on 2015 performance is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” appearing on page 20 of this proxy statement.

(2)

The amounts shown represents the RSU awards, denominated in dollars, that could have been earned by the named executive officer in 2015. The actual amount earned was awarded in January 2016 in the form of RSUs under the 2014 Equity Incentive Plan and is included in the “Stock Awards” column of the “Summary Compensation Table” appearing on page 20 of this proxy statement. The ability to convert the RSUs granted in January 2016 into shares of the Corporation’s Common Stock and the related conversion ratio will be dependent on the Corporation’s 2018 net income and ROA, with each being assigned a 50% weight.

The following table sets forth information regarding outstanding equity awards for the NEOs at December 31, 2015.

Outstanding Equity Awards

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (3) (#)	Option Exercise Price	Option Expiration	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
Michael N. Vittorio	2,700		16.71	1/18/20
	11,396	2,853	19.35	1/24/21
					21,413	642,390
Sallyanne K. Ballweg	3,500	1,552	19.35	1/24/21
					11,674	350,220
Mark D. Curtis	973		14.54	1/17/17
	8,562		14.95	1/19/19
	6,686		16.71	1/18/20
	5,700	1,428	19.35	1/24/21
					10,440	313,200
Richard Kick	3,522		14.54	1/17/17
	9,987		12.33	1/21/18
	8,480		14.95	1/19/19
	6,470		16.71	1/18/20
	5,448	1,362	19.35	1/24/21
					9,469	284,070
Donald L. Manfredonia	4,944		13.88	6/30/16
	3,840		14.54	1/17/17
	10,514		12.33	1/21/18
	8,937		14.95	1/19/19
	6,558		16.71	1/18/20
	5,544	1,389	19.35	1/24/21
					8,890	266,700

(1)

Represents the maximum number of shares into which outstanding RSUs can potentially be converted. In January 2016, 2,708 time-based RSUs vested. At December 31, 2016 and 2017, 21,304 and 37,874 performance-based RSUs will vest based on net income and ROA performance goals, each with a 50% weight, established by the Compensation Committee.

(2)	Represents the value of the maximum number of shares into which RSUs can potentially be converted based on the closing price of the Common Stock on December 31, 2015 of $30.00.

(3)	The following table sets forth the vesting dates for the unexercisable options shown in the preceding table.

	Unexercisable
	Options	Vesting Schedule
Name	(#)	(#)	Date
Michael N. Vittorio	2,853	2,853	1/24/16
Sallyanne K. Ballweg	1,552	1,552	1/24/16
Mark D. Curtis	1,428	1,428	1/24/16
Richard Kick	1,362	1,362	1/24/16
Donald L. Manfredonia	1,389	1,389	1/24/16

The following table sets forth information for the named executive officers for 2015 regarding stock options exercised and stock vested. The value realized on vesting for the stock awards represents the closing market value on the day preceding the day of distribution.

Stock Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael N. Vittorio	4,464	44,588	9,451	278,328
Sallyanne K. Ballweg	3,621	32,498	4,998	147,119
Mark D. Curtis	2,000	22,310	4,597	135,309
Richard Kick	6,099	99,090	4,362	128,369
Donald L. Manfredonia	4,537	58,791	4,240	124,663

PENSION BENEFITS

The Bank has a tax-qualified defined benefit pension plan, and maintains the related SERP described hereinafter. The following table sets forth the present value of accumulated benefits under the Pension Plan as of December 31, 2015, under the pension portion of the SERP as of September 30, 2015, and the number of years of credited service for each named executive officer through December 31, 2015. No pension benefits were distributed to the named executive officers during 2015.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
Michael N. Vittorio	Tax-qualified defined benefit pension plan	12.42	621,418
	Supplemental Executive Retirement Plan	12.42	789,901
Sallyanne K. Ballweg	Tax qualified defined benefit pension plan	7	282,633
Mark D. Curtis	Tax qualified defined benefit pension plan	18	917,284
Richard Kick	Tax qualified defined benefit pension plan	23.75	1,056,314
Donald L. Manfredonia	Tax qualified defined benefit pension plan	32.08	1,692,568

(1)

The actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note K to the Corporation’s 2015 consolidated financial statements. With respect to the SERP, the present value of the accumulated benefit is equal to the purchase price of a deferred annuity on September 30, 2015 and starting at age 65.

Pension Plan

Employees, including the NEOs, who are over 21 years of age and have been employed by the Bank for more than one year, are eligible to participate in the Pension Plan. Compensation used to determine benefits include base salary, commissions, cash incentive compensation, taxable fringe benefits, but exclude employer contributions to the 401(k) plan, amounts realized from the exercise of nonqualified stock options, amounts realized from the conversion of restricted stock units into shares of stock, and amounts realized from the sale, exchange or other disposition of stock. Employees that elect to participate in the Pension Plan make contributions of 2 percent of their compensation used to determine benefits. Employees become fully vested in the Pension Plan after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or, for employees hired before February 28, 2011, upon attainment of age 55. The normal retirement age is 65. For benefits earned through February 28, 2011, early retirement with an unreduced benefit is available at age 62, provided that at least 10 years of vesting service had been completed by age 62 and employment by the Bank began at age 55 or prior. Early retirement with a reduced benefit is available beginning at age 55. For benefits earned through February 28, 2011, the reduction is equal to 3% per year for each year that early retirement precedes age 65, or age 62 provided that at least 10 years of vesting service have been completed by age 62 and employment began at age 55 or prior. For benefits earned after February 28, 2011, the reduction is based on actuarial equivalence.

Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity. Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months. All participants, whether with or without a spouse, may elect optional forms of benefit payments. For all participants, the annuity benefit is an amount equal to the sum of: (1) the participant’s Average Annual Compensation multiplied by the product of 1.75 percent and the participant’s credited years of service through February 28, 2011; plus (2) the participant’s Average Annual Compensation multiplied by the product of 1.50 percent and the participant’s credited years of service after February 28, 2011, with total years of credited service under clauses “1” and “2” limited to a maximum of 35 years; plus (3) 1.25 percent of Average Annual Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years); and less (4) the product of 0.49 percent of the participant’s Final Average Annual Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years. The 0.49 percent represents the minimum Social Security offset to the pension benefit.

Supplemental Executive Retirement Plan

The Bank has a Supplemental Executive Retirement Plan (“SERP”), which provides additional benefits, if any, that would have been provided under the Pension Plan and 401(k) plan in the absence of Internal Revenue Code limitations for qualified plans. The benefits are provided for employees designated by the Compensation Committee of the Board of Directors. Mr. Vittorio is the only participant in the SERP as of December 31, 2015.

Supplemental pension and 401(k) plan contributions, if any, under the SERP are made to a "secular trust" for the benefit of the participant(s). Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank. Accordingly, the contributions are taxable to the participant(s) and deductible by the Bank when made. Supplemental retirement plan contributions for the participant(s) are made in an amount estimated to be sufficient to fund future benefits after withholding taxes on the contribution amount. Trust income is also taxable to the participant(s). The Bank pays the participant(s) an amount that, after taxes on this amount are withheld, will be sufficient for the participant(s) to pay taxes on the trust income. The assets in the secular trust are invested in equity and fixed income mutual funds, which produces earnings from dividends and interest.

The following table sets forth Nonqualified Deferred Compensation information as of and for the year ended December 31, 2015 for Mr. Vittorio with respect to the supplemental 401(k) plan portion of the SERP. The other named executive officers are not participants in the SERP. The amount reported in the “Registrant Contributions” column of the table are also included in the “All Other Compensation” column of the “Summary Compensation Table” appearing elsewhere in this proxy statement.

NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael N. Vittorio	8,460	2,900	75,419

401(k) Plan

The Bank has a tax-qualified 401(k) plan. Employees, including the NEOs, are eligible to participate provided they are at least 18 years of age. The Bank may, at its sole discretion, make matching contributions to each participant's account based on the amount of the participant's tax deferred contributions. Eligibility for employer matching contributions, if any, occurs after completing twelve (12) consecutive months of Eligibility Service, as defined, in which the participant worked a minimum of 1,000 hours. The sum of employee elective contributions and employer matching contributions plus any other additions to a participant’s account currently cannot exceed the lesser of $50,000 or 100% of the participant’s compensation. Participants are fully vested in their elective contributions and any employer matching contributions vest ratably over the first five years of participation.

Participants in the 401(k) plan will receive benefits generally upon attainment of age 65. However, the 401(k) plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances. The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan. The 401(k) matching contributions for 2015 made to the account of each named executive officer are set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

EMPLOYMENT CONTRACTS

Mr. Vittorio, Ms. Ballweg, Mr. Curtis, Mr. Kick and Mr. Manfredonia have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation and the Bank, Ms. Ballweg is employed as Senior Executive Vice President of the Bank, Mr. Curtis is employed as Executive Vice President and Chief Financial Officer of the Bank, and Messrs. Kick and Manfredonia are each employed as Executive Vice President of the Bank. In addition, each of these officers is also employed in such other positions with the Corporation or the Bank as may be determined by the Board of the Corporation or the Bank. Mr. Vittorio’s contract has a term of three (3) years, Ms. Ballweg and Mr. Curtis each have a contract with a term of two (2) years, and Messrs. Kick and Manfredonia each have a contract with a term of eighteen (18) months, with all such contracts beginning on January 1, 2016. Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio, new two year terms for Ms. Ballweg and Mr. Curtis, and new eighteen-month terms for Messrs. Kick and Manfredonia. The contracts currently provide for base annual salaries of $566,000 for Mr. Vittorio, $332,000 for Ms. Ballweg, $294,400 for Mr. Curtis, $265,100 for Mr. Kick, and $236,000 for Mr. Manfredonia.

Under these contracts the executive officers are entitled to severance compensation. Generally upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract together with continued family medical and dental insurance coverage. Upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Ms. Ballweg and Messrs. Curtis, Kick and Manfredonia are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts. The Termination Payment for Ms. Ballweg and Mr. Curtis is equal to two (2) times the base annual salary under their contracts, the termination payment for Mr. Manfredonia is equal to one and one-half (1.50) times the base annual salary under his contract and for Mr. Kick, the Termination Payment is equal to one and one-quarter (1.25) times the base annual salary under his contract. Upon an involuntary termination of employment, other than due to gross and substantial dishonesty, or a resignation of employment for Good Reason within twenty-four months following a change of control, Ms. Ballweg and Messrs. Curtis, Kick and Manfredonia are entitled to receive a single sum payment equal to 100% of the Termination Payment under their contracts. In addition, these officers are also entitled to family medical and dental insurance coverage for the remaining term of the contract. Good Reason for resignation of employment by any of these named executive officers means the occurrence (without the officer’s express written consent) of any one of the following acts or omissions to act by the Corporation or the Bank: (1) the assignment to the officer of any duties materially inconsistent with the nature and status of the officer’s responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of the officer’s responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a change of the officer’s title shall not in and of itself constitute Good Reason if the officer’s overall duties and status within the Corporation and the Bank are not substantially adversely affected; or (2) the failure by the Corporation or the Bank to pay the officer any portion of the officer’s current compensation, or to pay the officer any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

Each of the executive officers is subject to non-compete, non-solicitation and confidentiality restrictions.

The following table sets forth potential payments upon termination or change in control for the named executive officers based on employment contracts and accelerated vesting of unvested option and stock awards upon a change in control.

POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination Payments Due to a Change in Control
	Due to	Due to Resignation		Accelerated	Family Medical
	Termination	For Good	For Any	Vesting of	and Dental
	By Bank	Reason	Reason	Equity Awards	Insurance
Name	($)	($)	($)	($)	($)
Michael N. Vittorio	1,698,000	1,698,000	1,698,000	672,783	92,496
Sallyanne K. Ballweg	664,000	664,000	442,667	366,753	61,664
Mark D. Curtis	588,800	588,800	392,533	328,412	61,664
Richard Kick	331,375	331,375	220,917	298,579	46,248
Donald L. Manfredonia	354,000	354,000	236,000	281,497	46,248

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation’s Corporate Governance Guidelines require the Board to conduct an appropriate review of all related party transactions for potential conflict of interest situations. Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K. The Board fulfills the requirement to review related party transactions in conjunction with the Audit Committee, which is comprised entirely of independent directors. The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

In 1992, the Bank, as tenant, entered into a lease with H. T. Hogan Jr., d/b/a Briar Ridge Properties, covering premises in a building located in Locust Valley, New York, used as a branch office. In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located. The lease expires on October 31, 2017. Under the terms of the lease, the Bank was obligated to pay $45,782 for the year ended December 31, 2015. In 2009, the Bank, as tenant, entered into a lease with CSH Realty LLC, covering premises in a building located in Cold Spring Harbor, New York used as a branch office. The lease expires on December 31, 2019. Under the terms of the lease, the Bank was obligated to pay $33,014 for the year ended December 31, 2015. Howard Thomas Hogan, Jr., a director of the Corporation and the Bank owns, or controls companies that own, both properties. The Corporation believes that the terms of the leases are comparable to competitive terms that could have been obtained from an unrelated third party.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal stockholders of the Corporation and their associates. Such transactions, including borrowings and loan commitments, are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectability, nor do they present other unfavorable features.

Certain directors are officers, directors, partners or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2015 and up to the present time. Additional transactions of this type may occur in the future. All such transactions were effected on substantially the same terms as comparable transactions with other persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our Common Stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner does not file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2015, all of these filing requirements were satisfied except for one filing for director Eric J. Tveter. Mr. Tveter did not timely report on Form 4 the purchase of 2,920 shares on September 9, 2015. The purchase was subsequently reported on a Form 4 filed September 15, 2015.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Corporation for the year ended December 31, 2015 were audited by Crowe Horwath LLP (“Crowe Horwath”). The Audit Committee has appointed Crowe Horwath as the Corporation’s independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2016. A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment of Crowe Horwath. The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for ratification. If there is no designation on an executed proxy as to how the shares represented should be voted, the proxy will be voted for the ratification. If the stockholders do not ratify the appointment of Crowe Horwath, the Audit Committee will reconsider its selection of Crowe Horwath as the Corporation’s independent registered public accounting firm. Even if the stockholders ratify the appointment of Crowe Horwath, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Corporation and its stockholders.

A representative of Crowe Horwath will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Crowe Horwath as the Corporation’s independent registered public accounting firm.

Audit Fees

Crowe Horwath’s fees for audit services for 2015 and 2014 were $235,000 and $221,450, respectively. Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q; (3) a reading of the Corporation’s annual report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its Independent Registered Public Accounting Firm (“Independent Auditors”) for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph. In 2015, Crowe Horwath did not bill the Corporation for any audit related fees. In 2014, Crowe Horwath billed the Corporation $7,000 for work done in connection with the Corporation’s Form S-8 Registration Statement filed on June 20, 2014.

Tax Fees

Crowe Horwath’s fees in 2015 and 2014 for preparing the Corporation’s tax returns, providing tax advice and performing tax compliance work were $26,000 and $28,455, respectively.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by Crowe Horwath for any fees other than those described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

In 2015 and 2014, the Audit Committee specifically approved or pre-approved all fees reported under the sections “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors to Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee has engaged the Corporation’s Independent Auditors to perform audit services as previously defined and to prepare the Corporation’s income tax returns.

In addition, from time to time the Audit Committee may engage the Corporation’s Independent Auditors to perform non-audit services such as providing tax advice and performing tax compliance work. The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year. The Audit Committee will not engage the Independent Auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the Independent Auditors. In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating: 1) the qualifications and independence of the Independent Auditors; 2) the performance of the Corporation’s Independent Auditors and the internal audit function; 3) the integrity of the Corporation’s financial statements; and 4) management’s responsibilities to assure that there is in place an effective system of internal controls.

Specific duties and responsibilities of the Audit Committee include, among other things: 1) appoint, retain, compensate, evaluate and, where appropriate, replace the Independent Auditors; 2) approve all fees and terms of engagement of the Independent Auditors; 3) confirm the independence of the Independent Auditors; 4) review and discuss with management and the Independent Auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; 5) meet with the Corporation’s Independent Auditors and review the scope of audit services and the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; 6) approve the internal audit plan and review the scope and results of internal audits; 7) review the results of examinations performed by regulatory authorities; 8) oversee management’s responsibility to fulfill the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act and the annual audit and management reporting requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991; 9) review the Bank's performance of its obligations under various laws and regulations, including those affecting consumers; 10) review related party transactions; and 11) oversee management’s responsibility to implement internal controls over information technology risk.

The evaluation of the Independent Auditors includes, among other things, a review of the most recent Public Company Accounting Oversight Board (“PCAOB”) report and communications required by PCAOB Auditing Standard Number 16 regarding the independence and appointment of the Independent Auditors and the results of the annual audit. The evaluation also includes consideration of the qualifications, industry experience and performance of the Audit Partner and audit team. The Audit Committee received and reviewed the written disclosures and the letter from Crowe Horwath required by applicable requirements of the PCAOB regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath their independence.

The Audit Committee reviews and discusses with management and the Independent Auditors the annual audited financial statements, Form 10-K, Forms 10-Q and earnings press releases prior to their filing, including reviewing the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operation." The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management. Such discussions include the Corporation’s major financial and accounting risk exposures and the steps management has undertaken to control them.

The Audit Committee reviews reports from management regarding, among other things, the framework and effectiveness of internal controls over financial reporting and disclosure controls, compliance with laws and regulations, and controls over information technology risk.

The Audit Committee met seven times during 2015 and schedules meetings to ensure it devotes enough time and attention to the duties and responsibilities outlined in this report. Periodic executive sessions are held with the Independent Auditors, Chief Auditor and other members of management to discuss any matters that the Committee or these persons believe should be discussed.

The Audit Committee regularly reports its activities to the Board, and conducts a review of its Charter and a self-assessment of its performance annually.

Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The Audit Committee:

●	Alexander L. Cover, Chairman
●	Allen E. Busching
●	J. Douglas Maxwell, Jr.
●	Peter Quick
●	Walter C. Teagle III
●	Eric J. Tveter

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or 1934 Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation does not know of any matters for action by stockholders at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation. In addition to using the mail, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2017 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Chairman of the Board or the President no later than November 15, 2016 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8. Moreover, if the Corporation is not notified of a matter to be brought before the 2017 Annual Meeting by December 15, 2016, then the proxies held by management of the Corporation may provide the discretion to vote against such matter, even though such matter is not included in the proxy statement and form of proxy.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 19, 2016

The Company’s proxy statement and form of proxy for its 2016 Annual Meeting of Stockholders and its 2015 annual report on Form 10-K to security holders is available at http://www.cstproxy.com/fnbli/2016.

For driving directions to The Carltun, the location of the annual meeting, please go to http://www.thecarltun.com/contact-us.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation are included in the Corporation’s 2015 Annual Report on Form 10-K which was mailed with this Proxy Statement. In addition, copies of the 2015 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder upon written request without charge. Such request should be directed to Mark D. Curtis, Executive Vice President, Chief Financial Officer and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York 11545.

By Order of the Board of Directors

Sallyanne K. Ballweg
March 15, 2016	Senior Executive Vice President and Secretary

APPENDIX A

THE FIRST OF LONG ISLAND CORPORATION

2016 CASH INCENTIVE PLAN

I.     Purposes

The First of Long Island Corporation (the “Company”) hereby establishes The First of Long Island 2016 Cash Incentive Plan, which is an annual cash incentive plan for the Company’s executive leadership team who may be selected from time to time to participate in the Plan by the Compensation Committee of the Company’s Board of Directors. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible. Capitalized terms used herein have the definitions given them in Section II.

II.     Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed as a fixed cash amount or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or such other committee designated by the Board which consists solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act.

“Company” shall mean The First of Long Island Corporation and any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Participant” shall mean an officer or other key employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean this 2016 Cash Incentive Plan, as it may be amended from time to time.

III.     Administration

3.1.     General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2.     Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)

to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3.     Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person subject to the reporting requirements of Section 16 of the Exchange Act or who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, or (c) certify the achievement of such performance goals.

IV.     Performance Goals

4.1.     List of Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: book value or tangible book value per share; basic earnings per share; diluted earnings per share; return on average assets; return on average stockholders’ equity; net income or net income before taxes; total shareholder return; net interest income; non-interest income; non-interest expense; non-interest income to average assets ratio; non-interest expense to average assets ratio; net non-interest expense to average assets ratio; efficiency ratio; net interest margin; net interest spread; growth in assets, loans, or deposits; growth in assets under management; new deposit volume; loan production volume; non-performing loans; loan charge-offs, loan recoveries, net loan charge-offs; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, bank safety levels, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with merger, branch acquisition or similar transactions.

 4.2.     Adjustments to Performance Goals. In certain circumstances, the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be qualified performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided, that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may adjust, change or eliminate the performance measures or change the applicable performance period.

4.3.     Covered Employees and Non-Covered Employees. With respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following the Performance Period, the performance goals shall be set by the Compensation Committee within the Applicable Period, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein and such performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

V.     Terms of Awards

5.1.     Performance Goals and Targets; Determination of Awards. At the time one or more performance goals are established for a Performance Period, the Committee also shall establish in writing an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of such specified performance goals. The amount payable to a Participant upon achievement of the applicable performance goals shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the Participant’s Annual Base Salary. The Committee reserves the discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant pursuant to the performance goals established in accordance with Article IV, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in this Plan or are assessed on an objective or subjective basis. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the Committee shall only establish such terms as would permit an Award payable upon the achievement of the performance goals to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2.     Payments. Unless otherwise determined by the Committee, payment of an Award is subject to the Participant’s continuous employment with the Company until the applicable payment date. As established by the Committee, payment of Awards shall be made in cash, subject to such restrictions as the Committee shall determine; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3.     Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period of one year having a value in excess of 200% of annual base salary; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration, and (ii) if there are two or more Performance Periods that coincide during any calendar year, in no event shall the aggregate amount payable to any Participant with respect to all such Performance Periods for such calendar year exceed 200% of annual base salary for each of those calendar years.

VI.     General

6.1.     Effective Date. The Plan was adopted by the Board on March 1, 2016 and shall become effective upon stockholder approval. Notwithstanding anything in the Plan to the contrary, no compensation shall be paid under this Plan to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code until the Plan is approved by the Company’s stockholders. With respect to the 2016 Performance Period (or any other Performance Period during which the Plan is disclosed to the Company’s stockholders for approval), the Awards granted under the Plan to each Participant who is a “covered employee” with respect to such Performance Period shall be forfeited in the event the Plan does not receive stockholder approval.

6.2.     Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment may materially impair the rights of a Participant with respect to an outstanding Performance Period without the consent of the Participant. The Board may terminate the Plan at any time.

6.3.     Non-Transferability of Awards. No Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, except as permitted by the laws of descent and distribution. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

6.4.     Tax Withholding. The Company shall have the right to withhold from the payment of any award hereunder or require prior to the payment of any amount pursuant to an award, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5.     No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any Award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6.     Awards are Subject to Company’s Clawback Policy. All Awards granted under the Plan will be subject to deduction, forfeiture, recoupment or similar requirement in accordance with any clawback or similar policy that may be implemented and/or amended by the Company from time to time, including such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a Participant.

6.7.     Governing Law and Arbitration.

(a)     The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. Subject to (b) below, the federal and state courts located in Nassau County, New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself/herself, and any such legal action as he/she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b)     Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Company within fifty (50) miles from the location of the Company’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

6.8.     Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9.     Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10.     Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

6.11.     Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

REVOCABLE PROXY
THE FIRST OF LONG ISLAND CORPORATION

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	FOR	WITHHOLD	FOR ALL EXCEPT
1. ELECTION OF DIRECTORS (except as marked to the contrary below): Nominees for Class II Director (two year term):	☐	☐	☐

(01) Paul T. Canarick
(02) Alexander L. Cover
(03) Stephen V. Murphy
(04) Peter Quick
(05) Eric J. Tveter

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Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2016.**

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